UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 4, 2011 (May 18, 2011)

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	95-3038279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the current report on Form 8-K filed by DineEquity, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 18, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct stockholder advisory votes on executive compensation. No other changes have been made to the Original Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported in connection with the Company’s Annual Meeting of Stockholders held on May 17, 2011, the Company’s stockholders recommended in an advisory vote that the Company hold an advisory vote on the compensation of its named executive officers on an annual basis.

In light of this voting result and other factors, the Company’s Board of Directors, at its August 3, 2011 meeting, decided that the Company will hold an annual advisory vote on the compensation of its named executive officers until the Board of Directors otherwise determines that a different frequency for such advisory vote is in the best interest of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 4, 2011	DINEEQUITY, INC.

	By:	/s/ Bryan R. Adel
Bryan R. Adel Senior Vice President, Legal, General Counsel and Secretary